Exhibit 32.1

Certification of Chief Executive Officer and Chief Financial Officer

Pursuant To 18 U.S.C. Section 1350,

As Adopted Pursuant to

Section 906 of The Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K of Campus Crest Communities, Inc. (the “Company”) for the fiscal year ended December 31, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned officers of the Company certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

1.	the Report, containing the financial statements, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 12, 2012	By:	/s/ Ted W. Rollins
Name: Ted W. Rollins Title: Chief Executive Officer

	By:	/s/ Donald L. Bobbitt, Jr.
Name: Donald L. Bobbitt, Jr. Title: Chief Financial Officer